Exhibit 10.1

Execution Version

NOTE EXCHANGE AGREEMENT

This Note Exchange Agreement (the “Agreement”) dated as of March 13, 2024, is entered into by and between Credova Holdings, Inc., a Delaware corporation (“Credova”), PSQ Holdings, Inc., a Delaware corporation (“PSQH”) and the undersigned (the “Noteholder”, also referred to as the “Subscriber”).

WHEREAS, the Noteholder is a creditor of Credova and has been issued a promissory note of Credova (a “Promissory Note”), as set forth on Exhibit A hereto, which is one of a group of promissory notes referred to collectively as “Subdebt Notes” (together with the holders of other Subdebt Notes entering into Note Exchange Agreements as of the date hereof, collectively, the “Subdebt Holders”);

WHEREAS, Credova intends to enter into an Agreement and Plan of Merger with PSQH and certain other parties (such agreement, as it may be amended, revised or supplemented, the “Merger Agreement”), pursuant to which Credova will become a wholly-owned subsidiary of PSQH (such transaction, the “Merger”);

WHEREAS, it is a condition to the execution of the Merger Agreement that Subdebt Holders enter into this Agreement and commit to effect the transactions that are the subject hereof in the Exchange (as defined below) and enter into in a Lock-Up Agreement in the form set forth in Exhibit B hereto (the “Lock-Up Agreement”);

WHEREAS, the Noteholder has agreed that the Promissory Note and all obligations of Credova thereunder, including in respect of the total outstanding principal amount and all accrued and unpaid interest through and including the effective time of the Merger (the “Effective Time”, which shall also be the date of consummation of the Exchange and issuance date of the Replacement Notes), shall be deemed satisfied in full upon consummation of the Exchange in accordance herewith, including the delivery by PSQH, upon cancellation of the Promissory Note, of newly-issued replacement notes, convertible into shares of Class A common stock of PSQH (“Shares”), in the form set forth in Exhibit C hereto (the “Replacement Notes”, and such satisfaction and issuance, the “Exchange”); and

WHEREAS, consummation of the Exchange shall occur prior and be a condition to the consummation of the Merger in accordance with the terms of the Merger Agreement.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Noteholder, Credova and PSQH hereby agree as follows:

1.	Representations of the Noteholder. The Noteholder represents and warrants to Credova as follows:

(a)	The Noteholder is the sole legal and beneficial owner of the Promissory Note.

(b)	The Promissory Note has not been conveyed, sold, transferred, encumbered, pledged, hypothecated or assigned, in whole or in part, to any other person or entity.

(c)	The Noteholder has full power to enter into this Agreement, and this Agreement is binding and enforceable against the Noteholder in accordance with its terms.

(d)	The execution, delivery and performance by the Noteholder of this Agreement are within the powers of the Noteholder, have been duly authorized and will not constitute or result in a breach or default under or conflict with any law, statute, rule or regulation applicable to the Noteholder, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Noteholder is a party or by which the Noteholder is bound, and, if the Noteholder is not an individual, will not violate any provisions of the Noteholder’s organizational documents. The signature on this Agreement is genuine, and the signatory, if the Noteholder is an individual, has legal competence and capacity to execute the same or, if the Noteholder is not an individual the signatory has been duly authorized to execute the same, and this Agreement constitutes a legal, valid and binding obligation of the Noteholder, enforceable against the Noteholder in accordance with its terms.

(e)	At the time Subscriber was offered the Replacement Notes, it was, and as of the date hereof, Subscriber is (x) a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) as indicated in the questionnaire, in the form attached as Annex 1 hereto, which has been completed and delivered to each other party hereto concurrent with execution hereof in the form set forth in Annex 1 hereto, and (y) is acquiring the Replacement Notes only for his, her or its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber is not an entity formed for the specific purpose of acquiring the Replacement Notes.

(f)	Subscriber understands that the Replacement Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Replacement Notes will not be registered under the Securities Act. Subscriber understands that the Replacement Notes may not be resold, transferred, pledged (except in ordinary course prime brokerage relationships to the extent permitted by applicable law) or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act except (i) to PSQH or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates (if any) or any book entries representing the Replacement Notes delivered at the Closing shall contain a legend or restrictive notation to such effect. Subscriber acknowledges that the Replacement Notes will not immediately be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Replacement Notes, until registered under an effective registration statement, will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Replacement Notes and may be required to bear the financial risk of an investment in the Replacement Notes for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Replacement Notes. Subscriber also understand and acknowledges that separate and apart from the foregoing, the Replacements Note and securities issuable thereunder shall also be subject to the terms and restrictive trading provisions set forth in the Lock-Up Agreement during any such period as such restrictions remain in place in accordance with the terms of the Lock-Up Agreement.

(g)	Subscriber acknowledges that, other than those representations, warranties, covenants and agreements of PSQH and Credova included in this Agreement, there have been no representations, warranties, covenants and agreements made to Subscriber by PSQH, Credova, or any of their respective officers or directors or other representatives, expressly or by implication. Except for the representations, warranties and agreements of PSQH and Credova expressly set forth in this Agreement, Subscriber is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Replacement Notes and the business, condition (financial and otherwise), management, operations, properties and prospects of PSQH and Credova, including all business, legal, regulatory, accounting, credit and tax matters.

(h)	Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Replacement Notes. Without limiting the generality of the foregoing, Subscriber acknowledges that, it has received and reviewed each report filed by PSQH with the SEC through the date of this Agreement (collectively, the “SEC Reports”). Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask PSQH’s and Credova’s management questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Replacement Notes. Subscriber has conducted its own investigation of PSQH, Credova, and the Replacement Notes, and Subscriber has made its own assessment and have satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Replacement Notes. Subscriber acknowledges that Subscriber shall be responsible for any of Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement. Subscriber acknowledges that it has reviewed the documents made available to Subscriber by PSQH and Credova. Subscriber further acknowledges that the information contained in the SEC Reports is subject to change, and that any changes to the information contained in the SEC Reports shall in no way affect Subscriber’s obligations hereunder, except as otherwise provided herein.

(i)	Subscriber became aware of the offering of the Replacement Notes solely by means of direct contact between Subscriber and PSQH or Credova, or a representative of PSQH or Credova, and the Replacement Notes were offered to Subscriber solely by direct contact between Subscriber and PSQH or Credova, or a representative of PSQH or Credova. Subscriber acknowledges that PSQH represents and warrants that the Replacement Notes (i) were not offered by any form of general solicitation or general advertising and (ii) to PSQH’s knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Subscriber has a substantive pre-existing relationship with PSQH or Credova or one or more of their respective affiliates. Neither Subscriber, nor any of its directors, officers, employees, agents, shareholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offering of the Replacement Notes.

(j)	Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Replacement Notes, including those set forth in the SEC Reports. Subscriber is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Replacement Notes, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is a sophisticated investor, experienced in investing in private placement transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Replacement Notes. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that the Replacement Notes (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to Subscriber, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which Subscriber is bound and (v) are a fit, proper and suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Replacement Notes.

(k)	Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Replacement Notes and determined that the Replacement Notes are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in PSQH. Subscriber acknowledges specifically that a possibility of total loss exists.

(l)	In making its decision to purchase the Replacement Notes, Subscriber has relied solely upon independent investigation made by Subscriber and the representations and warranties of PSQH expressly set forth in Section 2 hereof. Subscriber acknowledges and agrees that Subscriber has (i) received, reviewed and understood the materials made available to Subscriber in connection with the offering of the Replacement Notes, (ii) had access to, and an adequate opportunity to review, financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Replacement Notes and (iii) had the opportunity to ask questions of and receive answers from PSQH and Credova directly; provided, that neither the due diligence investigation conducted by Subscriber in connection with making its decision to acquire the Replacement Notes nor any representations and warranties made by Subscriber herein shall modify, amend or affect Subscriber’s right to rely on the truth, accuracy and completeness of PSQH representations and warranties contained herein.

(m)	Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Replacement Notes or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the SEC Reports.

(n)	Neither Subscriber, nor, to the extent it has them, any of its equity holders, managers, general or limited partners, directors, affiliates or executive officers (collectively with Subscriber, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Subscriber has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The acquisition of Debentures by Subscriber will not subject PSQH or Credova to any Disqualification Event.

(o)	Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to PSQH and Credova.

2.	Representations of PSQH. PSQH represents and warrants to the Noteholder that:

(a)	PSQH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PSQH has the corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(b)	All corporate action required to be taken by PSQH’s Board of Directors in order to authorize PSQH to enter into this Agreement and to issue the Replacement Notes at the Closing has been taken by PSQH’s Board of Directors. This Agreement has been duly authorized, executed and delivered by PSQH and is enforceable against PSQH in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)	The Shares issuable upon conversion of the Replacement Notes have been duly authorized and, when issued and delivered to the Noteholder in accordance with the terms of the Replacement Notes, will be free and clear of any liens or other restrictions whatsoever (other than any liens or restrictions imposed by applicable securities laws), and will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under PSQH’s organizational documents or applicable law.

(d)	Assuming the accuracy of the Noteholder’s representations and warranties in Section 1, the execution, delivery and performance of this Agreement and the consummation by PSQH of the transactions that are the subject of this Agreement in compliance herewith will be done in accordance with the rules of the New York Stock Exchange (“NYSE”), and none of the foregoing will result in (i) a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of PSQH or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which PSQH or any of its subsidiaries is a party or by which PSQH or any of its subsidiaries is bound or to which any of the property or assets of PSQH is subject, which would have a (A) material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of PSQH or (B) materially affect the validity of the Replacement Notes or the legal authority or ability of PSQH to perform in all material respects its obligations under the terms of this Agreement (each, a “Material Adverse Effect”); (ii) any violation of the provisions of the organizational documents of PSQH; or (iii) any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over PSQH or any of its properties that would have a Material Adverse Effect.

(e)	Assuming the accuracy of the Noteholder’s representations and warranties set forth in Section 1, in connection with the offer, sale and delivery of the Replacement Notes in the manner contemplated by this Agreement, it is not necessary to register the Replacement Notes under the Securities Act of 1933, as amended (the “Securities Act”). The Replacement Notes (i) were not offered to the Noteholder by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(f)	Except as disclosed in the SEC Reports, as of their respective dates, all reports filed or required to be filed by PSQH with the SEC complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed as of the time of the execution of this Agreement, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Reports, the financial statements of PSQH included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of PSQH as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the absence of complete footnotes. Except as disclosed in the SEC Reports or as would not have a Material Adverse Effect, PSQH has timely filed with the SEC each SEC Report that PSQH was required to file with the SEC. A copy of each SEC Report is available to the Noteholder via the SEC’s EDGAR system.

(g)	Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding by or before any governmental or other regulatory or self-regulatory agency, entity or body with authority or jurisdiction over PSQH, pending, or, to the knowledge of PSQH, threatened in writing against PSQH, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against PSQH.

(h)	The Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE. As of the date hereof, and except as disclosed in the SEC Reports, there is no suit, action, proceeding or investigation pending or, to the knowledge of PSQH, threatened in writing against PSQH by the NYSE or the SEC (and PSQH has not received any written notification of any intention by the NYSE or the SEC) to deregister such Shares or prohibit or terminate the listing of the Shares on the NYSE. PSQH has taken no action intended to result in, or that would reasonably be expected to result in, the termination of the registration of such Shares under the Exchange Act.

(i)	PSQH is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement, including the issuance of the Replacement Notes (other than: (i) filings with the SEC; (ii) filings required by applicable state securities laws; (iii) those required by the NYSE, including with respect to obtaining approval of PSQH’s stockholders; (iv) filings pursuant to applicable antitrust laws; and (v) consents or other approvals, waivers or authorizations required for the consummation of the transactions contemplated by this Agreement that PSQH reasonably expects to receive on or prior to the Closing), in each case the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.	Covenants of the Noteholder. The Noteholder covenants and agrees with Credova as follows:

(a)	Except as set forth in clause (b) below or as agreed to in writing by Credova, the Noteholder shall not, between the date hereof and the Closing (the “Effective Time”), directly or indirectly convey, sell, transfer, encumber, pledge, hypothecate or assign the Promissory Note or any interest therein.

(b)	The Noteholder acknowledges and agrees that any Credova warrants held by such Noteholder shall be terminated and cancelled without consideration immediately prior to the Effective Time and that it shall not longer have the right to acquire, convert into or be exchanged for shares of capital stock of Credova.

(c)	[Reserved]

(d)	For purposes of this Agreement, “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

4.	Closing.

(a)	On the Closing Date, subject to the terms and conditions of this Agreement, (i) all obligations of Credova under the Promissory Note will be deemed satisfied, (ii) the Promissory Note will be considered extinguished, without further legal force or effect, as shall be reflected on Credova’s books and records and (iii) thereafter, PSQH shall issue the Replacement Notes to the Noteholder.

(b)	Subject to the conditions set forth in Section 5 below, the consummation of the Exchange (the “Closing”) shall take place via the electronic exchange of documents, securities and signatures, immediately prior to the closing date of the Merger (the “Closing Date”).

5.	Conditions to Closing.

(a)	Conditions to the Noteholder’s Obligations at Closing. The obligation of the Noteholder to consummate the Exchange is subject to the fulfillment (or waiver), prior to or at the Closing, of each of the following conditions:

a.	The representations and warranties of PSQH set forth herein shall be true and correct in all material respects (except where qualified by materiality or material adverse effect, which shall be true and correct in all respect) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and PSQH shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by PSQH at or prior to the Closing Date. The Holder shall have received a certificate, duly executed by the Chief Executive Officer of PSQH, dated as of the Closing Date, to the foregoing effect.

b.	No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

c.	As of the Closing Date, the Merger Agreement shall remain in full force and effect, shall not have been terminated by any person and the conditions to the consummation of the Merger set forth therein shall be satisfied in full (or waived) other than such actions that shall occur on the Closing Date at the time of consummation of the transactions contemplated by the Merger Agreement.

(b)	Conditions to PSQH’s Obligations at Closing. The obligation of PSQH to consummate the Exchange is subject to the fulfillment (or waiver), prior to or at the Closing, of each of the following conditions:

a.	The representations and warranties of the Noteholder set forth herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Noteholder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Noteholder at or prior to the Closing Date.

b.	No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

c.	As of the Closing Date, the Merger Agreement shall remain in full force and effect, shall not have been terminated by any person and the conditions to the consummation of the Merger set forth therein shall be satisfied in full (or waived) other than such actions that shall occur on the Closing Date at the time of consummation of the transactions contemplated by the Merger Agreement.

6.	Release of Security. To the extent that any Promissory Note held by the Noteholder is secured by any collateral (“Collateral”), the Noteholder hereby consents and agrees to, and approves, the termination of any and all of its security interests with respect to such Collateral as of the Effective Time; and releases all of its right, title and interest in and to the Collateral.

7.	Mutual Release of Claims.

(a)	By signing this Agreement, the Noteholder acknowledges, understands, and agrees that all Promissory Notes held by the Noteholder immediately prior to the Effective Time shall be cancelled, void, and of no further force and effect as of the Effective Time. The Noteholder acknowledges that the Replacement Notes are valid and sufficient consideration, and that effective as of the Effective Time, the Noteholder, on its own behalf and on behalf of each of its affiliates’ respective current, former or future advisors, direct and indirect predecessors, successors, heirs, beneficiaries, executors, administrators, members, officers, directors, managers, employees, partners, equity holders, creditors, estate, assigns, agents, or other representatives, including attorneys, accountants, consultants, bankers and financial advisors (the “Noteholder Releasing Parties”), hereby irrevocably, unconditionally and completely release, waive, acquit, discharge, and hold Credova and its respective affiliates, advisors, beneficiaries, administrators, trustees, successors, assigns, officers, directors, employees, managers, partners, principals, advisors, agents, members, investors, equity holders, creditors or other representatives (the “Credova Released Parties”) harmless from any and all actions, damages, liability, covenants, and accounts of any kind or character whatsoever of any kind or nature whatsoever, in each case, whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable, liquidated or unliquidated, suspected or unsuspected, and whether vicarious, derivative, joint, several or secondary, in contract, at law or in equity that such party ever had, now has or ever may have or claim to have against any Credova Released Party, for or by reason of any matter, circumstance, event, action, inaction, omission, cause or thing whatsoever, to the extent relating to any Credova Released Party in any way, in each case, arising at any time at or prior to the Effective Time, other than any rights of the Noteholder Releasing Parties under this Agreement (the “Noteholder Released Claims”).

(b)	Each party understands that the facts in respect of which the releases made in this Agreement are given may hereafter turn out to be other than or different from the facts now believed by each party to be true; and each party hereto accepts and assumes the risk of the facts turning out to be different and agrees that this Agreement remains in all respects effective and not subject to termination or rescission by virtue of any such difference in facts. Each of the parties also specifically acknowledges that they are aware of and familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM [OR HER] MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each of the parties, being aware of this section, hereby expressly waives and relinquishes any rights or benefits which it had, now has, or may have in the future under California Civil Code Section 1542, as well as any other State or Federal statutes or common law principles of similar effect.

Each of the parties hereto acknowledges and agrees that nothing contained in this paragraph or the foregoing releases shall release or discharge any of them from the rights, duties and obligations assumed under this Agreement.

Noteholder acknowledges that all notices have been provided in accordance with Section 16061.7 of the California Probate Code.

(c)	By signing this Agreement, Credova acknowledges, understands, and agrees that it is issuing Replacement Notes to the Noteholder, without any right of setoff or counterclaim. Effective as of the Effective Time, Credova, on its own behalf and on behalf of each of its affiliates’ respective current, former or future advisors, direct and indirect predecessors, successors, heirs, beneficiaries, executors, administrators, members, officers, directors, managers, employees, partners, equity holders, creditors, estate, assigns, agents, or other representatives (the “Credova Releasing Parties”), hereby irrevocably, unconditionally and completely release, waive, acquit, discharge, and hold the Noteholder and its respective affiliates, advisors, heirs, beneficiaries, estates, executors, administrators, trustees, successors, assigns, officers, directors, employees, managers, partners, principals, advisors, agents, shareholders, members, investors, equity holders, creditors or other representatives (the “Noteholder Released Parties”) harmless from any and all actions, damages, liability, covenants, and accounts of any kind or character whatsoever of any kind or nature whatsoever, in each case, whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable, liquidated or unliquidated, suspected or unsuspected, and whether vicarious, derivative, joint, several or secondary, in contract, at law or in equity that such party ever had, now has or ever may have or claim to have against any Noteholder Released Party, for or by reason of any matter, circumstance, event, action, inaction, omission, cause or thing whatsoever, to the extent relating to any Noteholder Released Party in any way, in each case, arising at any time at or prior to the Effective Time, other than any rights of the Credova Releasing Parties under this Agreement (the “Credova Released Claims”). The release contained herein is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, law, implied or express contract, discrimination of any sort or any other grounds.

8.	Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of PSQH and Credova and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Each of Credova and PSQH may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

9.	Third Party Beneficiary. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

10.	Further Assurances. From time to time, at the reasonable request of PSQH or Credova, as applicable, and without further consideration, Holder agrees to execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement. Each of PSQH and Credova also agree to execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

11.	Power of Attorney. The Noteholder hereby constitutes and appoints each of [__] and [__], or either of them acting individually, as his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him, her or it, and in his, her or its name, place and stead, in any and all capacities, to sign any UCC termination statement and any other document evidencing the release of any security interest granted to the Noteholder, and grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect thereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

12.	Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be construed and governed by the laws of the State of Delaware (and as applicable, the federal laws of the United States), without giving effect to its conflicts of law principles. Each of PSQH, Credova and the Noteholder (each, a “Party” and, collectively, the “Parties”) hereby (i) irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware (and appellate courts thereof) (the “Specified Courts”) in connection with any litigation, dispute, claim, legal action or other legal proceeding (a “Proceeding”) arising out of or relating to this Agreement, (ii) waives and covenants not to and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such Proceeding, any claim that such Party is not subject personally to the jurisdiction of the Specified Courts, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by any Specified Court, (iii) agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Proceeding and (iv) agrees that any service of any process, summons, notice or document sent by U.S. registered mail to such Party’s address set forth on the applicable signature page of this Agreement (or to such other address as provided by the Party in a writing delivered in accordance with Section 13 hereof) shall be effective service of process for any Proceeding brought against such Party in any Specified Court. Notwithstanding the foregoing, Credova shall at all times have the right to commence Proceedings in any other court of its choice with the appropriate jurisdiction for interim injunctive or other equitable relief or to enforce any judgement or order of the Specified Courts hereunder. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LEGAL ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT.

13.	Severability. Each provision of this Agreement is separable from every other provision of this Agreement, and if any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision shall be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision shall not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision shall not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The Parties shall substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

14.	Remedies. The rights and remedies provided in this Agreement and all other rights and remedies available to either Party at law or in equity are cumulative and not exclusive of any other right or remedy now or hereafter available at law or in equity. In the event of the breach of any representation, warranty or covenant herein by the Noteholder, the Noteholder acknowledges and agrees that the Noteholder shall be responsible for all reasonable and/or actual attorney’s fees and other costs incurred by Credova in connection with the enforcement of its rights pursuant to this Agreement.

15.	Notices. All notices, consents and waivers under this Agreement shall be in writing and may be delivered in person, by email (with affirmative confirmation of receipt), by reputable, nationally recognized overnight courier service or by registered or certified mail, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice): (i) if to PSQH, as set forth immediately below, (ii) if to Credova, as set forth immediately below, and (iii) if to the Noteholder, to its address as set forth under its name on the signature page hereto.

If to PSQH at or prior to the Closing, to: PSQ Holdings, Inc. 315 S. Coast Hwy 101 STE. U44 Encinitas, CA, 92024 Attn: Michael Seifert Email: michael@publicsq.com with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Meredith Laitner, Esq

Email: mlaitner@egsllp.com

and

Nelson Mullins Riley & Scarborough LLP
101 Constitution Ave, NW, Suite 900
Washington, DC 20001
Attn: Jon Talcott
E-mail: jon.talcott@nelsonmullins.com

If to Credova, to: Credova Holdings, Inc. 515 W. Aspen Street, Suite 200C Bozeman, MT 50715 Attn: Dusty Wunderlich Email: dwunderlich@credova.com with a copy (which will not constitute notice) to:

Faegre Drinker Biddle & Reath LLP
One Logan Square, Suite 2000

Philadelphia, PA 19103-6996

Attn: Richard Scheff

Email: richard.scheff@faegredrinker.com

16.	Right to Consult with Counsel. The Noteholder acknowledges that the Noteholder has carefully read this Agreement and has had the opportunity to consult with counsel of the Noteholder’s own choosing to the extent the Noteholder desires legal advice regarding this Agreement, and the Noteholder acknowledges and agrees to all of the provisions set forth herein.

17.	Termination. This Agreement and all rights and obligations of the Parties hereunder shall automatically terminate upon termination of the Merger Agreement. In the event that this Agreement is terminated, Credova will promptly return to the Noteholder all Promissory Notes the Noteholder has previously delivered to Credova pursuant to this Agreement and any assignments delivered pursuant to Section 3 of this Agreement. Any assignment theretofore entered into assigning the rights of such securities to Credova pursuant to this Agreement shall be null and void.

18.	Miscellaneous. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior understanding and agreements between and among them regarding the subject matter hereof. This Agreement shall be binding upon and for the benefit of the Parties and their respective successors and permitted assigns, provided that this Agreement may not be assigned or delegated by Recipient, in whole or in part. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. This Agreement may only be amended, or any provision hereof waived, in an express writing signed by both Parties. The headings to sections and other subdivisions of this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, including by facsimile, pdf or other electronic document transmission, each of which shall be an original, but all of which together shall constitute one instrument.

In witness whereof, the Parties have executed this Agreement as of the date first set forth above.

Noteholder:

For Individuals:

Signature:
Name:

For Entities:

Entity Name:

By:
Name:
Title:

PSQ Holdings, Inc.

By:
Name:
Title:

Credova Holdings, Inc.

By:
Name:
Title: